                                                           EXHIBIT 10(b).906CERT

SECTION 906 CERTIFICATIONS

                            SECTION 906 CERTIFICATION

Joseph D. Gallagher, Chief Executive Officer, and Michael A. Pignataro, Chief Financial Officer, of The First Israel Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1) The Fund's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Joseph D. Gallagher                          /s/ Michael A. Pignataro
-----------------------                          ------------------------
Joseph D. Gallagher                              Michael A. Pignataro
Chief Executive Officer                          Chief Financial Officer
December 4, 2003                                 December 4, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

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